UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLD ROYALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC V6E 4A2

(604) 396-3066

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants, each exercisable for one common share at an exercise price of $2.25 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-265581

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Gold Royalty Corp. (the “Registrant”) hereby incorporates by reference the description of its warrants, to be registered hereunder, under the heading “Description of Warrants” in the Registrant’s Registration Statement on Form F-3 (File No. 333-265581), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2022, as subsequently amended (the “Registration Statement”), and under the heading “Description of Share Capital” in the prospectus supplement filed by the Registrant with the Commission on May 28, 2024, pursuant to Rule 424(b)5 under the Securities Act of 1933, as amended, which prospectus supplement is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLD ROYALTY CORP.

	By:	/s/ David Garofalo
	Name:	David Garofalo
	Title:	Chief Executive Officer

Date: June 12, 2024